Exhibit 10.1

Promissory Note, dated June 27, 2000 between eAutoclaims.com, Inc. and Randal K.
                         Wright and S. Reed Mattingly.

                                 PROMISSORY NOTE


$130,000                                                Columbia, South Carolina
                                                             Date:  June 27,2000


         FOR VALUED RECEIVED, eAutoclaims.com, Inc. promises to pay Randal K. Wright and S. Reed Mattingly or order, the principal sum of One Hundred Thirty Thousand and no/100 ($130,000.00) Dollars. Payable within sixty days (60) from the date of signature or within 5 working days from the re-capitalization of eAutoclaims.com.

         This note is collateralized and secured by the assets of Premier Express Claims, Inc.

         If at any time any portion of the principal or interest be past due and unpaid, the whole amount evidenced by this Note shall, at the option of the holder, become immediately due and payable, and the holder shall have the right to institute any proceedings upon this Note and any lien given to secure the same for the purpose of collecting the principal and interest, with costs and expenses, or of protecting any security connected herewith.

         In the event of default in the payment of this Note, and if it is placed in the hands of an attorney for collections, the undersigned hereby agrees to pay all costs of collection, including a reasonable attorney's fee.

         The undersigned reserves the right to prepay in full or in part at any time without penalty.

         Presentment, protest and notice hereby are waived.

         Given under the hand and seal of the party on the date above written.


                           Accepted by eAutoclaims.com on _____________________

                           Print Name:

                           Signature:

                           Title:

                           Accepted by Randal K. Wright on

                           Signature: